CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Meehan Mutual Funds, Inc. and to the use of our report dated November 15, 2000 on the financial statements and financial highlights of Meehan Focus Fund, a series of shares of Meehan Mutual Funds, Inc. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                             /S/ TAIT, WELLER & BAKER

                                             TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
MARCH 16, 2001